UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 17, 2005

BRILLIANT DIGITAL ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation)	001-14480 (Commission File Number)	95-4592204 (I.R.S. Employer Identification No.)

14011 Ventura Boulevard, Suite 501 Sherman Oaks, California 91423
(Address of Principal Executive Offices/Zip Code)

(818) 386-2180
(Registrant’s telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 3.02                     Unregistered Sales of Equity Securities.

        On May 17, 2005, Brilliant Digital Entertainment, Inc. (the “Registrant”) issued 7,000,000 shares of its common stock to Joltid Ltd. (“Joltid”) pursuant to the exercise by the Registrant of its option to acquire from Joltid, 1,102,500 shares of Altnet, Inc. (“Altnet”). As a result of the exercise of this option, the Registrant now owns 100% of the outstanding equity securities of Altnet.

        On May 28, 2003, the Registrant acquired from Joltid, 1,102,500 shares of common stock of Altnet in exchange for the issuance by the Registrant to Joltid of 7,000,000 shares of the Registrant’s common stock. On the same date, the Registrant acquired from Joltid an option to purchase from Joltid its remaining 1,102,500 shares of common stock of Altnet. For this option, the Registrant issued to Joltid, 1,000,000 shares of its common stock.

        The issuance and sale of the shares to Joltid was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and/or the rules promulgated thereunder.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 23, 2005	BRILLIANT DIGITAL ENTERTAINMENT, INC. By: /s/ Kevin Bermeister Kevin Bermeister Chief Executive Officer

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